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                                                                   EXHIBIT 10.23

                              DEVELOPMENT AGREEMENT

                                 BY AND BETWEEN

                     AMERICAN INTERNATIONAL COMPANY LIMITED

                                       AND

                       ALLIED WORLD ASSURANCE COMPANY, LTD

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      This AGREEMENT (the "Agreement") has been made and entered into this 12th day of March, 2004, by and between AMERICAN INTERNATIONAL COMPANY LIMITED, a company incorporated under the laws of the Islands of Bermuda (hereinafter called the "Landlord"), of the one part and ALLIED WORLD ASSURANCE COMPANY, LTD, a company incorporated under the laws of the Islands of Bermuda (hereinafter called the "Tenant"), of the other part.

WHEREAS:

a) The Landlord is the owner in fee simple of the land located at 29 Richmond Road in the City of Hamilton in the said Islands shown outlined in red on the plan hereto annexed (hereinafter called the "Land").

b) The Landlord intends to erect on the Land a commercial office building (hereinafter called the "Building") substantially in accordance with the plans and specifications more particularly described in Exhibit A annexed hereto (hereinafter called the "Specifications").

c) The Landlord will obtain all necessary planning permissions, authorizations, certificates, consents, building permits, approvals and licenses (hereinafter called the "Permissions") of and from all competent authorities in the said Islands to erect the Building on the Land, and the Tenant has agreed to enter into a lease with the Landlord for the major part of the Building comprising a total rentable floor area of at least 56,114 square feet of rental space on the top four floors and one half of the second floor (hereinafter called the "Rental Premises").

d) Upon completion of the construction of the Building the Landlord and the Tenant have agreed to enter into a Lease for the Rental Premises substantially in accordance with the draft lease annexed hereto as Exhibit B (hereinafter called the "Lease").

e) The parties recognise and acknowledge that the actual square footage of the Rental Premises may vary slightly upon actual completion of the Building.

NOW IT IS HEREBY AGREED that in consideration of the sum of Ten dollars (US$10.00) paid by the Landlord to the Tenant (the receipt of which is hereby acknowledged) and in consideration of the covenants and agreements herein contained and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged:

1. The Landlord will by its servants, agents and contractors and other duly authorised persons obtain the Permissions and proceed with all due diligence and dispatch to complete the construction of the Building in a good and workman-like manner substantially in accordance with the Specifications, and unless prevented or delayed by force majeure or other unavoidable cause or accident beyond the

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Landlord's control shall cause the Building to be completed and a Certificate of
Occupancy to be issued by the Department of Planning for the Rental Premises no later than the 31st day of December, 2006.

2. In consideration of the Landlord performing its obligations under Clause 1 hereof, the Tenant shall on the issuance of the Certificate of Occupancy for the Rental Premises (or any part thereof) by the Department of Planning enter into the Lease for the Rental Premises with the Landlord commencing not later than the 1st April, 2007 (rent to commence on the 1st August, 2007), upon the terms and in substantially the form of the draft Lease hereto annexed with such changes as the Landlord and Tenant may mutually and reasonably agree.

3. The Tenant covenants and agrees that it will not assign this Agreement or its interest in the Lease without having first received the express written consent of the Landlord, which the Landlord may withhold for any reason.

4. The following conditions (the "Conditions Precedent") are to be satisfied prior to execution of the Lease:-

      A. All representations and warranties made herein shall be true and correct in all material respects on the date of such execution.

      B.    Substantial Completion (hereinafter defined) shall have occurred.

      a) As used herein, the term "Substantial Completion" means completion of construction of the core and shell components of the Building substantially in accordance with the Specifications, as such Specifications may hereafter be altered by mutual agreement of the parties hereto, such that when, after such Substantial Completion, the Tenant improvement and fit out work to be undertaken by and at the expense of Tenant in order properly to prepare the Building for the conduct by the Tenant of its business therein shall have been completed, the Tenant may occupy, for business purposes, the space to be demised to it pursuant to the Lease. Substantial Completion shall be evidenced by a certification thereof by the Building Control Department of the Bermuda Government, the architect for the Project or another architect reasonably acceptable to the Tenant and Landlord.

      b) The Landlord will consult with Tenant from time to time concerning the status of construction and coordination of completion of the work to be performed by the Landlord with the work to be performed by Tenant.

      c) Construction may be considered to be complete for purposes hereof even though there shall remain outstanding "punch list" items, provided that the completion of performance of Tenant's tenant improvement and fit out work or otherwise does not substantially interfere with Tenant's use of the premises. It is understood and agreed that Substantial Completion will be

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            considered to have occurred even if the so-called "skin" of the
            Building shall not have been completed, provided that the Building, at the time of such Substantial Completion, shall be water-tight and the continued work by Landlord to apply such "skin" does not unreasonably interfere with the undertaking of Tenant work.

5. Without prejudice to its obligations hereunder, the Landlord shall use its reasonable best efforts to ensure that its building contractor makes good all snagging list items as soon as reasonably practicable.

6. The Tenant shall have the right for itself, its contractors, agents, surveyors or other duly authorised persons at all reasonable times and after reasonable prior notice to the building manager or other designated representative of the Landlord (hereinafter called the "Landlord's Representative") during the construction and erection of the Building to enter into the Building at the Tenant's own risk and expense in company with the Landlord's Representative subject to complying with his proper and reasonable requirements as to safety to view the state and progress of the Building works and the materials used, and the Tenant shall refer all matters whether of complaint or otherwise to the Landlord's Representative and not to the Landlord's contractors, their agents or workmen whether on the site of the Building or otherwise PROVIDED ALWAYS that if no complaint of any defect is made by the Tenant to the Landlord's Representative during the progress of the Building works or if a reasonable complaint of a defect is made and such defect is reasonably remedied the Building shall be deemed as between the Landlord and the Tenant to be properly constructed.

7. The Landlord shall allow the Tenant and the Tenant's contractors, interior designers and employees full access to the Building, or any part or parts thereof at the Tenant's own risk and expense, from the date or dates of the Certificate(s) of Occupancy for each floor of the Rental Premises (or earlier if reasonably possible) to enable the Tenant to complete its fit out work of the Rental Premises.

8. The Tenant shall obtain the Landlord's prior written consent to its fit out and alterations (such consent not to be unreasonably withheld or delayed) and shall complete its fit out with all due diligence and dispatch in a good and workman-like manner with sound materials without causing damage to the Building or obstructing or interfering with the work being carried out by the Landlord's contractors.

9. The Tenant shall commence the payment of rent after the execution of and in accordance with the terms of the Lease or from the grant of the occupancy certificate for each individual floor, if later.

10. In the event of the Landlord undertaking to carry out at the Tenant's request and at the Tenant's expense any additional work or modification to the Building or to the Rental Premises, including any alteration of the alarm and/or sprinkler system or the security system hereinafter referred to as "Additional

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Works" the Landlord shall provide an estimate of the cost of the Additional
Works which shall be agreed in writing by the Tenant prior to the commencement thereof. The Additional Works shall be carried out by the Landlord's contractors in a good and workman-like manner, and the Tenant shall, as soon as the Additional Works are completed and the final costs thereof notified to it, pay to the Landlord the costs of the Additional Works.

11. The Landlord shall as soon as reasonably practicable and without cost to the Tenant, and before the execution of the Lease or Tenant fit out, procure that adequate water and electric power shall be laid on to the Building and the Rental Premises for the supply of such services.

12.   (a)   The Tenant shall be entitled to terminate this Agreement without penalty in the event that construction of the Building has not commenced on or before the 15th day of November 2004; PROVIDED THAT, before terminating this Agreement, the Tenant shall by notice in writing addressed to and served upon the Landlord notify the Landlord of the Tenant's intention to terminate this Agreement 30 days from the delivery of such notice and thereby affording to the Landlord a period of 30 days within which to commence construction and if such construction commences within such 30-day period the notice of intent to terminate shall become null and void.

      (b) The Tenant shall be entitled to terminate this Agreement without penalty in the event that access to the Building or any part thereof as set out in Clause 7 hereof to enable the Tenant to commence its fit out is not provided by the 31st day of March, 2007 (the "Handover Date") unless such delay is as a result of fire, lightning, explosion, storm, tempest, flood, earthquake, aircraft and other aerial devices or articles dropped therefrom, or as a result of labour disputes, unusual delay in deliveries, riot and civil commotion, unavoidable casualties or other acts of God or force majeure reasonably beyond the Landlord's control; PROVIDED THAT, if the Landlord shall undertake to construct any Additional Works (as hereinbefore defined in Clause 10), the Handover Date shall be extended by the time allowed to the Landlord to effect completion of the Additional Works as the Landlord's architect in his or her absolute discretion shall certify as being the period by which the construction of the Additional Works shall have reasonably delayed the Handover Date and, PROVIDED THAT, before terminating this Agreement pursuant to this clause, the Tenant shall by notice in writing addressed to and served upon the Landlord notify the Landlord of the Tenant's intention to terminate this Agreement 30 days from the delivery of such notice and

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            thereby affording to the Landlord a period of 30 days within which to effect completion and if completion is effected within such 30-day period the notice of intent to terminate shall become null and void.

      (c) If construction is not commenced as per Clause 12(a) or completion shall not be effected as per Clause 12(b) within the said 30-day notice period, then this Agreement shall terminate at the expiration of the said 30-day notice period, but should construction commence or completion be achieved within the said 30-day notice period, then the Tenant shall continue to perform the Tenant's obligations under this Agreement.

13. Landlord shall maintain, during the term of this Agreement, comprehensive general liability insurance against claims for bodily injury, death or property damage occurring upon, in or about the Building, including any and all buildings, structures or other improvements at any time situated thereon. Such insurance shall have a single limit of not less than US$1,000,000 and an aggregate limit of not less than US$2,000,000. Such insurance policy shall be maintained with a responsible insurance company authorised to do business in Bermuda. Furthermore, Landlord will cause the Building, during the course of construction, to be insured against loss or damage caused by any peril typically covered by a contractor's all risk insurance policy.

14. Unless terminated earlier pursuant to Clause 12 hereof, this Agreement will terminate upon the execution of the Lease; provided, however, that Clauses 15, 18, 19, 20, 21 and 22 shall survive the termination hereof.

15. Execution of the Lease by Landlord and Tenant shall constitute the acknowledgement of the parties so executing that the Conditions Precedent have been satisfied, including, without limitation, the Substantial Completion by the Landlord of the work required to be performed by it subject only to completion of the punch-list items described above, which items shall be identified in writing by Tenant to Landlord no later than 14 days following execution of the Lease.

16. Until the actual grant of the Lease, this Agreement shall not operate or be deemed to operate as a demise of the Rental Premises nor shall the Tenant have or be entitled to any estate right or interest in the Rental Premises or any part of them or in any materials in or upon them other than such equitable interest as is created by and such rights as are granted by this Agreement.

17. Each of the parties hereto recognises that the other of them has undertaken substantial commitments in reliance upon each such party's obligation hereunder to execute the Lease. Accordingly, in addition to all other remedies at law and in equity, each party acknowledges that an action in specific performance to execute the Lease may appropriately be brought and pursued in the event that either party fails to execute the Lease as appropriate.

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18. Any notices required to be served in accordance with the provisions of this
Agreement shall be in writing and shall be sufficiently served if delivered or sent by registered post addressed to the Landlord at the Landlord's registered office or if delivered at or sent by registered post to the Tenant at its registered office. Any notice sent by post shall be deemed to be given at the time when in due course it would be delivered at the address to which it is sent.

19. This Agreement shall be governed by and construed in accordance with the laws of the Islands of Bermuda, as the same may from time to time exist.

20. Each party acknowledges and agrees that its rights and obligations hereunder may not be assigned without the express written consent of the other of them. Without derogating from the foregoing, however, the terms hereof shall be binding upon their successors and assigns.

21. If any dispute or question whatsoever shall arise between the parties to this Agreement with respect to the construction or effect of this Agreement, the matter in dispute shall be submitted to three arbitrators, one to be appointed by each of the parties hereto, and the third arbitrator to be appointed by the other two arbitrators, such appointment to be made within 30 days of notification of the decision being taken to refer to arbitration, and such submission shall be considered a reference to arbitration within the meaning of the Arbitration Act 1986 or any act for the time being in force amending or replacing the such Arbitration Act.

22. If any term or provision of this Agreement, or the application thereof to any person or circumstance shall, to any extent, be invalid or enforceable, the remainder of this Agreement, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Agreement shall be valid and be enforced to the fullest extend permitted by law.

                           [SIGNATURE PAGE TO FOLLOW]

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IN WITNESS WHEREOF the parties hereto have caused their Common Seals to be hereto affixed as of the day month and year first before written.

THE COMMON SEAL of AMERICAN            )
INTERNATIONAL COMPANY LIMITED          )
was hereunto affixed                   )
in the presence of:

                                       )
Director/Secretary                     )
                                       )
Director                               )

THE COMMON SEAL of ALLIED WORLD        )
ASSURANCE COMPANY, LTD                 )
was hereunto affixed in                )
the presence of:

                                       )
Director/Secretary                     )
                                       )
Director                               )